NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
May 22, 2003




                                                                  April 22, 2003


To the Shareholders of
STANDARD MOTOR PRODUCTS, INC.:

     Notice is Hereby Given that the Annual Meeting of Shareholders of STANDARD MOTOR PRODUCTS, INC. (the "Company") will be held in the offices of JP Morgan Chase, One Chase Manhattan Plaza, New York, NY 10081, on Thursday, the 22nd day of May, 2003 at 2:00 o'clock in the afternoon (New York Time). The meeting will be held for the following purposes:

     1. To elect eleven directors of the Company, all of whom shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting.

     Whether or not you plan to attend the Annual Meeting, please vote, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and return it in the preaddressed envelope, to which no postage need be affixed, if mailed in the United States.

                                              By Order of the Board of Directors

                                                                     Sanford Kay

                                                                       Secretary
ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS
ON APRIL 11, 2003 WILL BE ENTITLED TO NOTICE OF OR TO VOTE AT
THE MEETING, OR ANY ADJOURNMENT THEREOF

STANDARD MOTOR PRODUCTS, INC.             37-18 NORTHERN BOULEVARD o LONG ISLAND
                                          CITY, N.Y. 11101

MANAGEMENT PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, May 22, 2003

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 22, 2003, or at any adjournment thereof. Proxy material is being mailed on or about April 22, 2003, to the Company's approximately 505 shareholders of record. The total number of shares outstanding and entitled to vote on April 11, 2003, was:

Common Stock......... 12,558,009


     The purposes of the Annual  Meeting are: (1) to elect eleven  directors and
(2) to transact such other business as may properly come before the meeting.


Proposal 1.  Election of  Directors
     At the Annual Meeting, eleven directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Unless individual shareholders specify otherwise, each executed proxy will be voted for the election to the Board of Directors of the eleven nominees named below, all of whom are currently directors of the Company. Each director has consented to be named as a nominee and agreed to serve if elected. If any of those named are not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee herein unavailable.
     The nominees are: Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis, Robert M. Gerrity, John L. Kelsey, Kenneth A. Lehman, Arthur S. Sills, Lawrence
I. Sills, Peter J. Sills, Frederick D. Sturdivant and William H. Turner.


Information  With  Respect to Nominees and  Major  Shareholders
     Information  with respect to each nominee is set forth in Chart "A" on page
2. Additional information with respect to major shareholders of the Company, including their percentage ownership in the Company's voting stock is set forth in Chart "B" on page 4. Shares of common stock owned directly or held as trustee by Fife family members aggregate 2,382,568 shares (19.0%). Shares of common stock owned directly or held as trustee by Sills family members aggregate 2,774,939 shares (22.1%). The 247,125 shares of common stock owned by charitable foundations of which various members of the Fife and Sills families are trustees represent 2.0% of the total outstanding voting securities of the Company.

Information With Respect to Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's common stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the common stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2002 all
Section 16(a) filing requirements applicable to its officers and directors were complied with.

                     CHART A--INFORMATION ABOUT NOMINEES

                                                                            Has         Shares of Common Stock
                                    Office with Company and               Served      Beneficially Owned Directly
                                     Principal Occupation              as Director       or Indirectly as of
         Name     Age                During the Past Five Years           Since           March 15, 2003*
-----------------------------------------------------------------------------------------------------------------
Marilyn F. Cragin..........51       Director of the Company                1995            1,588,048 (1) (11)

Arthur D. Davis............55       Vice Chairman of the Board and
                                    Director of the Company                1986            1,451,552 (2) (12)

Susan F. Davis.............54       Director of the Company                1998            1,082,233 (3) (13)

Robert M. Gerrity..........65       Director of the Company
                                    Corporate Director                     1996               12,742 (4) (14)

John L. Kelsey.............77       Director of the Company                1964               14,770 (5) (15)

Kenneth A. Lehman..........59       Director of the Company                1999                8,726 (6) (16)
                                    Managing Director, KKP Group LLC

Arthur S. Sills............59       Director of the Company                1995            1,118,779 (7) (17)

Lawrence I. Sills..........63       Chief Executive Officer, Chairman      1986            1,591,775 (8) (18)
                                    And Director of the Company

Peter J. Sills.............56       Director of the Company                2000            1,131,020 (9) (19)

Frederick D. Sturdivant....65       Director of the Company                2001                2,054 (20)
                                    Chairman Tyler Group, Inc,

William H. Turner..........63       Director of the Company                1990               13,742 (10) (21)
                                    Chairman Advisory Council
                                    PNC Bank, N. A. New Jersey
-----------------------------------------------------------------------------------------------------------------

(1) Includes 884,289 shares of common stock, of which: (a) 447,187 share s are held as co-trustee with, among others, Arthur D. Davis and Susan F. Davis for which Mrs. Cragin has shared voting and investment power; (b) 104,063 shares held by the Fife Family Foundation, Inc. of which Mrs. Cragin is a director and officer and shares voting and investment power with, among others, Susan F. Davis, (c) 137,270 shares are held by Mrs. Cragin as custodian for minor children for which she has sole voting and investment power; (d) 52,400 shares are held as co-trustee with Arthur D. Davis for which Mrs. Cragin has shared voting and investment power; (e) 53,527 shares are deemed beneficially owned by Mrs. Cragin in connection with her purchase of our convertible debentures; (f) 18,560 shares are held as co-trustee for which she has shared voting and investment power; (g) 9,307 shares are owned by Mrs. Cragin's husband; and (h) 61,975 shares are held by Mrs. Cragin's husband as trustee for their children. In her capacity as a trustee, director of the foundation and for shares held as custodian for minor children and owned by her spouse, Mrs. Cragin disclaims beneficial ownership of such shares so deemed "beneficially owned" by her within the meaning of Rule 13d-3 of the Exchange Act.
(2) Includes 1,364,183 shares of common stock, of which: (a) 420,982 shares are held by Arthur D. Davis as trustee for which he has sole voting and investment power; (b) 52,400 shares are held as co-trustee with Marilyn F. Cragin for which Mr. Davis has shared voting and shared investment power;
     (c) 129,835 shares are held as co-trustee with Susan F. Davis for which Mr. Davis has shared voting and investment power; (d) 447,187 shares are held as co-trustee with, among others, Marilyn F. Cragin and Susan F. Davis for which Mr. Davis has shared voting and investment power; (e) approximately 1,287 shares are deemed beneficially owned by Arthur D. Davis and Susan F. Davis in connection with their purchase of our convertible debentures; (f) approximately 53,527 shares deemed beneficially owned by Arthur D. Davis and Susan F. Davis in connection with their purchase of our convertible debentures; (g) 29 shares are allocated to Mr. Davis under the Standard Motor Products Employee Stock Ownership Plan (the "Standard Motor Products ESOP"); (h) 238,936 shares are owned by Susan F. Davis; and (i) 20,000 shares are held by Mr. Davis that were subject to options exercisable within 60 days of March 15, 2003. In his regard as a trustee and with regard to the 53,527 shares deemed beneficially owned by Mr. Davis in connection with the conversion of our convertible debentures and the 238,936 shares owned by Susan F. Davis, Mr. Davis disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.
(3) Includes 843,297 shares of common stock, of which; (a) 447,187 shares are held as co-trustee with, among others, Marilyn F. Cragin and Arthur D. Davis for which Mrs. Davis has shared voting and investment power; (b) 104,063 shares held by the Fife Family Foundation, Inc. of which Mrs. Cragin is a director and officer and shares voting and investment power with, among others, Marilyn F. Cragin; (c) 129,835 shares are held as co-trustee with Mr. Arthur D. Davis for which Mrs. Davis has shared voting and investment power; (d) ) approximately 1,287 shares are deemed beneficially owned by Arthur D. Davis in connection with his purchase of our convertible debentures; (e) approximately 53,527 shares deemed beneficially owned by Susan F. Davis in connection with her purchase of our convertible debentures; (f) 20,000 shares held by Arthur D. Davis that were subject to options exercisable within 60 days of March 15, 2003; (g) 87,398 shares owned by Arthur D. Davis. In her capacity as trustee and director of the foundation and with regard to the 53,527 deemed beneficially owned by Mrs. Davis in connection with the conversion of our convertible debentures and the 87,396 shares owned by Arthur D. Davis, Mrs. Susan Davis disclaims beneficial ownership of the shares so deemed "beneficially owned" by her within the meaning of Rule 13d-3 of the Exchange Act.

CHART A - footnotes continued.

(4) Includes 9,000 shares of common stock held by Robert M. Gerrity which were subject to options exercisable within 60 days of March 15, 2003.
(5) Includes 9,000 shares of common stock held by John L. Kelsey which were subject to options exercisable within 60 days of March 15, 2003.
(6) Includes 4,000 shares of common stock held by Kenneth A. Lehman which were subject to options exercisable within 60 days of March 15, 2003
(7) Includes 573,374 shares of commons stock, of which: (a) 430,312 are held as co-trustee with Lawrence I. Sills and Peter J. Sills for which Arthur S. Sills has shared voting and shared investment power and (b) 143,062 shares are held by the Sills Family Foundation, Inc. of which Arthur S. Sills is a director and officer and shares voting and investment power with, among others, Peter J. Sills. In his capacity as a trustee and director of the foundation, Mr. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.
(8) Includes 979,180 shares of common stock, of which: (a) 430,312 are held as co-trustee with Arthur S. Sills and Peter S. Sills for which Lawrence I. Sills has shared voting and shared investment power; (b) 435,770 shares held by the estate of Nathaniel I. Sills of which Lawrence I. Sills is executor and has sole voting and investment power: (c) 4,619 shares of common stock allocated to Lawrence I. Sills under the Standard Motor Products ESOP; (d) 2,812 shares are owned by Mr. Sills' wife; and (e) 105,667 shares of common stock held by Lawrence I. Sills which were subject to options exercisable within 60 days of March 15, 2003. In his capacity as a trustee and executor and for shares of common stock held by his wife, Mr. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.
(9) Includes 573,374 shares of common stock, of which: (a) 430,312 are held as co-trustee with Lawrence I. Sills and Arthur S. Sills for which Peter J. Sills has shared voting and shared investment power; (b) 143,062 shares are held by the Sills Family Foundation, Inc. of which Peter J. Sills is a director and officer and shares voting and investment power with, among others, Arthur S. Sills. In his capacity as a trustee and director of the foundation, Mr. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.
(10) Includes 9,000 shares of common stock held by William H. Turner which were subject to options exercisable within 60 days of March 15, 2003. (11) Marilyn F. Cragin has served as a director since October 1995. Mrs. Cragin is the sister of Susan F. Davis. Mrs. Cragin has been an independent consultant to Wellesley College since July 2001 and the Planned Parenthood of Greater Massachusetts since January 2002. From November 1988 to August 2000 she served as Program Director for an Arts in Progress Program. From 1995 to 1998 Mrs. Cragin was the co-owner of an art gallery and prior to that she was a practicing psychotherapist for more than twenty years. (12) Mr. Davis has served as our Vice-Chairman of the Board since December 2000 and as a director since May 1986. Mr. Davis served as our Vice president of Materials Management from May 1986 to January 1989. Mr. Davis is the husband of Susan F. Davis (13) Susan F. Davis has served as a director since May 1986. Mrs. Davis is the wife of Arthur D. Davis and the sister of Marilyn F. Cragin.
(14) Robert M. Gerrity has served as a director sine July 1996., Mr. Gerrity is presently a Corporate Director. Mr. Gerrity served as Chairman and Chief Executive Officer of the Antrim Group, Inc. from 1996 to 2000. Prior to 1996, Mr. Gerrity served as Vice Chairman of New Holland, n.v., an agricultural and construction equipment company. Mr. Gerrity is also a director of the Rimrock Corporation.
(15) Mr. Kelsey has served as a director since 1964. Mr. Kelsey is currently retired. From 1989 to 1994, Mr. Kelsey served as Advisory Director of PaineWebber Inc. ( and its predecessor firms) for more than 30 years.
(16) Kenneth A. Lehman has served has a director since April 1999. Mr. Lehman has been Managing Director of the KKP Group LLC since April 1999. From 1990 to December 1998, he was Co-Chairman and Chief Executive Officer of Fel-Pro Incorporated. He is also a director of Gold Eagle Co.
(17) Arthur S. Sills has served as a director since October 1995. Mr. Sills was an educator and administrator in Massachusetts school districts for thirty years prior to his retirement in 2000.
(18) Lawrence I. Sills has been our Chief Executive Officer and Chairman of the Board since December 2000 and has been a director since 1986. From 1986 to December 2000, Mr. Sills served as President and Chief Operating Officer. From 1983 to 1986, Mr. Sills served as Vice president of Operations. Mr. Sills is the brother of Arthur S. Sills and Peter J. Sills, who are also our directors.
(19) Peter J. Sills has served has as a director since December 2000. Mr. Sills has been a writer for the past ten years and is also an attorney.
(20) Mr. Sturdivant has served as a director since December 2001. Mr. Sturdivant has been Chairman of the Tyler Group Inc. since April 2002. Mr. Sturdivant was Chairman of Reinventures LLC from October 2000 to March 2002. From June 1998 to September 2000, he was Executive Managing Director of Strategic Decisions Group/Navigant. From January 1996 to June 1998, he was President of Index Research and Advisory Services, a subsidiary of Computer Sciences Corporation. Mr. Studivant has no options exercisable within 60 days of March 15, 2003.
(21) Mr. Turner has served as a director since May 1990. Mr. Turner has been the Chairman of the Advisory Council of PNC Bank, New Jersey since June 2000. From September 1999 to June 2000, he was the Chairman of PNC Bank, N.A. and Northeast Region and President of PNC from August 1997 to September 1999. He was President & Co-CEO of Franklin Electronic Publishers, Inc. from October 1, 1996 to July 31, 1997. He was the Vice-Chairman, Chase Manhattan Bank, and its predecessor Chemical Banking Corporation before his employment with Franklin Electronics Publishers, Inc. He is also a director of Franklin Electronic Publishers, Inc., Volt Information Sciences, Inc. and New Jersey Resources Corporation.

CHART B--HOLDINGS OF MANAGEMENT AND HOLDERS OF 5% OR MORE OF ANY
CLASS OF THE COMPANY'S VOTING SECURITIES

                                                                                 Amount and
                                                                                  Nature of
                                                                                 Beneficial
                                Title of           Address of                     Ownership        Percent of
                                 Class           Beneficial Owner          as of March 15, 2003      Class
-------------------------------------------------------------------------------------------------------------
Marilyn F. Cragin (4)............Common     37-18 Northern Boulevard            1,588,048 (1)         12.59
                                            Long Island City, NY

Arthur D. Davis (5)..............Common     37-18 Northern Boulevard            1,452,552 (1)         11.49
                                            Long Island City, NY

Susan F. Davis (6)...............Common     37-18 Northern Boulevard            1,082,233 (1)          8.57
                                            Long Island City, NY

Robert M. Gerrity................Common     114 Division Street                    12,742 (1)           .10
                                            Bellaire, MI

John L. Kelsey...................Common     460 Coconut Palm Road                  14,770 (1)           .12
                                            Vero Beach, FL

Kenneth A. Lehman................Common     2715 Sheridan Road                      8,726 (1)           .07
                                            Evanston, IL

Arthur S. Sills (7)..............Common     37-18 Northern Boulevard            1,118,779 (1)          8.91
                                            Long Island City, NY

Lawrence I. Sills (8.............Common     37-18 Northern Boulevard            1,591,775 (1)         12.57
                                            Long Island City, NY

Peter J. Sills(9)................Common     37-18 Northern Boulevard            1,131,020 (1)          9.01
                                            Long Island City, NY

Frederick D. Sturdivant..........Common     8 San Clemente Drive                    2,054 (1)           .02
                                            Carmel Valley, CA

William H. Turner................Common     384 Upper Mountain Ave.                13,742 (1)           .11
                                            Upper Montclair, NJ
Directors and Officers as a
Group (eighteen persons)                                                        6,225,720 (2)          47.11
GAMCO  Investors, Inc............Common     One Corporate Center                2,368,691 (3)          18.65
                                            Rye, NY

Dimensional Fund Advisors Inc....Common     1299 Ocean Avenue                     809,350               6.45
                                            Santa Monica, CA
-------------------------------------------------------------------------------------------------------------

(1) The nature of the beneficial ownership of these shares are listed in the footnotes of Chart A.
(2)  Includes  20,000,   9,000,   9,000,   4,000,   105,667  and  9,000  shares,
     respectively, for Mr. Davis, Mr. Gerrity, Mr. Kelsey, Mr. Lehman, Mr. Sills and Mr. Turner in the case of all listed Directors and Officers named above, which were subject to options exercisable within 60 days of March 15, 2003. All other Officers of the Company as a group have 371,550 shares which were subject to options exercisable within 60 days of March 15, 2003.
(3) The information for Gabelli Asset Management Inc. and certain of its affiliates ("Gabelli") is based solely on an amendment to its Section 13D, filed with the SEC on December 24, 2002, wherein Gabelli stated that it beneficially owned an aggregate of 2,368,691 shares of our common stock. Gabelli states that it has sole voting power for 2,368,691 shares and has sole investment power for 2,337,691.
(4)  Marilyn F. Cragin is the sister of Susan Davis.
(5)  Arthur D. Davis is the husband of Susan F. Davis.
(6) Susan F. Davis is the wife of Arthur D. Davis and the sister of Marilyn F. Cragin.
(7)  Arthur S. Sills is and a brother of  Lawrence  I. Sills and Peter J. Sills.
(8)  Lawrence I. Sills is brother of Arthur S. Sills and Peter J. Sills.
(9)  Peter J. Sills is brother of Lawrence L. Sills and Arthur S. Sills.
* Mrs. Marilyn F. Cragin,  Mr. Arthur D. Davis,  Mrs. Susan F. Davis, Mr. Arthur
S. Sills, Mr. Lawrence I. Sills, and Mr. Peter J. Sills disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

Meetings of the Board of Directors and Its Committees
     In the last full fiscal year the total number of meetings of the Board of Directors, including regularly scheduled and special meetings was nine. The Company has a Compensation Committee and an Audit Committee of the Board of Directors, each consisting of all five independent outside directors. The members of both committees are Robert M. Gerrity, John L. Kelsey, Kenneth A. Lehman, Frederick D. Sturdivant and William H. Turner. The Compensation Committee's function is to approve the compensation packages (salary and bonus) of the Company's officers, to administer the Company's Stock Option Plan and to review the Company's overall compensation policies. The Compensation Committee was established in late 1992 and held two meetings in 2002. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the professional services furnished by them to the Company and their Management Letter with comments on the Company's internal accounting controls. The Audit Committee met five times in 2002.

Nominating  and  Corporate  Governance Committees
     In 2003 the Company formed two new Committees. A Nominating Committee was charged with the search for and recommendation to the Board of potential nominees for Board positions. The members of the Nominating Committee are Lawrence I. Sills, Arthur D. Davis, Frederick D. Sturdivant and William H. Turner. A Governance Committee was charged with making recommendations to the Board regarding corporate governance matters, compensation of the directors, selection of committee chairs, committee assignments and other matters affecting the function of the Board. The members of the Governance Committee are Robert M. Gerrity, Chairman, Kenneth A. Lehman and John L. Kelsey.

Directors Compensation
     Directors who are not officers or related to officers (the "Outside Directors") were paid a retainer of $30,000 of which at least $10,000 must be in shares of the Company's common stock valued as of the date of the Annual Meeting of Shareholders. The Chairman of the Audit Committee receives an additional retainer of $3,500. In addition, pursuant to the Company's Independent Outside Directors' Stock Option Plan, the Outside Directors each received a stock option grant of up to 2,000 shares of the Company's common stock with an exercise price per share equal to the price of the stock on the New York Stock Exchange as of the date of the Annual Meeting of Shareholders. Outside Directors also received $1,000 for each Board, Audit Committee and Compensation Committee meeting they attended. Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis, Arthur S. Sills and Peter J. Sills received $1,000 for each meeting they attended and these Directors are also covered under Standard's medical plan. All other directors, being officers of the Company, received no payment for the fulfillment of their directorial responsibilities.

Certain Transactions
     During 2002 two executive officers, Lawrence I. Sills, Chairman of the Board and John P. Gethin, President - Chief Operating Officer were indebted to the Company as a result of loans made to them by the Company. In 1997 Mr. Gethin borrowed $77,488 for the purchase of the Company's common stock. At March 31, 2003, the amount of this indebtedness was zero. In addition, Mr. Gethin has an outstanding loan relating to his 1999 relocation to Texas to fulfill his responsibilities as General Manager of the Company's Temperature Control Division. This loan carries an interest rate equal to the Company's short-term interest rate. The loan balance is scheduled to be paid off in 2004. At March 31, 2003, the amount of this indebtedness was $84,717.The greatest amount of Mr. Gethin's indebtedness with respect to all loans in 2002 was $179,710. In August 2000 Mr. Sills borrowed $75,500 to purchase company stock under a plan that was put in place on November 11, 1999 allowing Officers of the Company to borrow up to 25% of their gross annual salary to purchase shares of the Company's common stock. The loan must be paid back in four years and carries an interest rate equal to the Company's short-term interest rate. The greatest amount of Mr. Sill's indebtedness with respect to all loans in 2002 was $64,221. At March 31, 2003, the amount of the indebtedness was $52,487. Under the rules of the Sarbanes-Oxley Act of 2002 loans to Officers are no longer allowed. All of the loans mentioned above were granted prior to the passage of this act. The Company will no longer grant loans to Officers except for permitted loans in case of relocation.

Change in Control Arrangements
     The Company has long-term retention agreements with John Gethin and James Burke. If a change in control of the Corporation occurs, and within twelve months thereafter the executive's employment is terminated by the Company without cause, or by the executive for certain specific reasons, the executive will receive severance payments and certain other benefits. The specific reasons which allow the executive to resign and receive the benefits are: (1) a reduction in status or position with the Company, (2) a reduction by the Company in the executive's annual rate of base salary, and (3) relocation.

     If the executive resigns for one of the specific reasons, or is terminated without cause, the executive will be entitled to receive: (1) a severance payment equal to three times his base salary plus standard bonus, payable over a two year period, (2) continued participation for a period of thirty six months in group medical, dental and/or life insurance plans and (3) enhanced benefits under the Company's Supplemental Compensation Plan.

     A change in control of the Company for these purposes means the occurrence of any of these events: (1) a sale of all or substantially all of the assets of the Company to any person or group other than certain designated individuals,
(2) any person or group, other than certain designated individuals, become the beneficial owner or owners of more than 50 percent of the total voting stock of the Company, including by way of merger, consolidation or otherwise, (3) Lawrence Sills ceases to be the Chairman of the Board of Directors of the Company or the Chief Executive Officer of the Company.

Supplemental Retirement Program
     Effective October 1, 2001, the Company adopted an unfunded supplemental retirement program for eligible employees. Participation is limited to those employees who as of the effective date have been designated by the Compensation Committee. The benefits under this supplemental retirement program (the "Supplemental Program") are computed under a formula which takes into account a percentage of the participant's average annual base salary plus bonus and other incentive compensation earned in three (3) of the last five (5) years of service prior to age 60 ("Final Average Earnings") and years of participating service. The maximum benefit payable to a participant under the Supplemental Program is an amount equal to 50% of the participant's Final Average Earnings. If a participant terminates his employment voluntarily prior to age 60 or is terminated for cause (as defined under the Supplemental Program) he will forfeit his benefits under the Supplemental Program. The benefits under the Supplemental Program are in addition to benefits payable to participants under the Company's 401(k) Plan and SERP. Benefits under the Supplemental Program will be paid from general corporate funds in the form of a single life annuity and are not subject to any deduction for Social Security or other offset amounts.

     It is not possible to calculate exactly each participant's benefits under the Supplemental Program prior to retirement. However, the following tables indicate the aggregate amount of annual benefits payable under the Supplemental Program using the formula described above for the specified final average earnings and years of participating service for Category A and Category B participants, respectively, and are based upon retirement at age 60 and payment in the form of a life annuity. A participant must have completed the number of years of participating service specified in order to receive the benefit listed. Benefits do not increase pro rate between the years of participating service categories specified.


                                   Category A
                                   ----------
                  Annual Benefit Years of Participating Service
                  ---------------------------------------------

Final Average Earnings         2         5           6      7or more
----------------------         -         -           -      --------
$550,000                  $ 68,750   $137,500    $206,250   $275,000
$600,000                    75,000    150,000     225,000    300,000
$650,000                    81,250    162,500     243,750    325,000
$700,000                    87,500    175,000     262,500    350,000
$750,000                    93,750    187,500     281,250    375,000
$800,000                   100,000    200,000     300,000    400,000
$850,000                   106,250    212,500     318,750    425,000

                                   Category B
                                   ----------
                  Annual Benefit Years of Participating Service
                  ---------------------------------------------
Final Average Earnings         4         10         12     14 or more
----------------------         -         --         --     ----------
$340,000                   $42,500    $85,000    $127,500   $170,000
$370,000                    46,250     92,500     138,750    185,000
$400,000                    50,000    100,000     150,000    200,000
$430,000                    53,750    107,500     161,250    215,000
$460,000                    57,500    115,000     172,500    230,000
$490,000                    61,250    122,500     183,750    245,000
$520,000                    65,000    130,000     195,000    260,000

The only participants in the Supplemental Program at the current time are Mr. Gethin in Category A and Mr. Burke in Category B. The approximate number of years of participating service at December 31, 2002 for each of Messrs. Gethin and Burke was one.

Executive Compensation
The following table sets forth the annual compensation paid or incurred by the Company during fiscal 2002, 2001 and 2000 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company in 2002 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE
                                                                                      Long-Term
                                                                                     Compensation      All Other
                                                Annual Compensation                     Awards        Compensation
         Name and                      ---------------------------------------------------------------------------
         Principal                                                     Other        Stock Options
         Position                      Year    Salary     Bonus   Compensation (1)     Granted            (2)
 -----------------------------------------------------------------------------------------------------------------
Lawrence I. Sills....................  2002   $353,000   $364,85                            --           18,887
 Chief Executive Officer, Chairman     2001    305,000    82,000                            --           13,730
 and Director                          2000    300,000       861                        25,000           12,553

John P. Gethin.......................  2002    403,000   291,880                            --           22,958
 President - Chief Operating Officer   2001    353,000   128,000                            --           15,776
                                       2000    303,000        --                        20,000           12,627

Joseph G. Forlenza...................  2002    322,000   244,449                            --           18,506
 Vice President and                    2001    305,000   104,000                            --           19,956
 General Manager Standard Division     2000    293,000   144,304                        15,000           12,352

James J. Burke.......................  2002    278,000   145,940                            --           14,944
 Vice President - Finance              2001    223,000    64,000                            --           10,795
 Chief Financial Officer               2000    203,000    15,226                        47,250            8,450

Donald Herring.......................  2002    221,000   117,110                            --           11,905
 Vice President - Aftermarket Sales    2001    211,000    49,319                            --           10,691
                                       2000    203,000    24,825                        15,000            8,416



(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.
(2) Represents Company contributions to the Profit Sharing, 401K, ESOP and SERP programs on behalf of the named individual.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

      There were no grants of stock options to the Named Officers in 2002.

                         Option Exercises and holdings

The following table provides information with respect to option exercises in 2002 by the Named Officers and the value of such Named Officers' unexercised options at December 31, 2002.

                      AGGREGATED OPTION EXERCISES IN 2002
                      AND DECEMBER 31, 2002 OPTION VALUES

                                                  Number of Shares Underlying          Value of Unexercised
                         Shares                      Unexercised Options at            In-the-Money Options at
                       Acquired on     Value            Fiscal Year-End                  Fiscal Year-End (1)
  Name                   Exercise    Realized     Exercisable      Unexercisable    Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------------------
Lawrence I. Sills           --          --          105,667            8,333          $53,502          $14,249
John P. Gethin              --          --           74,500            7,500           20,325           12,825
Joseph G. Forlenza          --          --           61,800            5,000           27,648            8,550
James J. Burke              --          --           48,250            5,000           32,100            8,550
Donald Herring              --          --           55,000            5,000           31,100            8,550

(1) Market value of unexercised options is based on the closing price of the Company's common stock on the New York Stock Exchange of $13.00 per share on December 31, 2002 (the last trading day of 2002), minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE

     The Company's Compensation Committee of the Board of Directors was established in 1992. The Committee is responsible for approving the compensation packages (base salary and bonus) of the Company's officers, for administering the Company's Stock Option Plans, and for reviewing the Company's overall compensation policies including the structure of its bonus program.

     Effective January 1, 1998 the Company modified its MBO Bonus Program into an Economic Value Added (EVA) based program. Simply stated, EVA is equal to net operating profit after tax, less a charge for the cost of capital. Bonuses tied to EVA are such that increasing EVA year over year will be favorable for the Company's shareholders as well as those whose compensation is based on EVA. In the event of decreasing EVA, bonuses will be affected negatively to the point of erasing the portion based upon EVA.

     EVA bonuses earned in any one year may not necessarily be paid out in full. In order to promote longer-term shareholder improvement and to provide for years which may produce "negative EVA" results, the entire bonus structure is monitored through a "banking" feature. The "bank" allows only a portion of the year's earnings to be paid out in any given year, saving the remainder for lean year's growth or negative growth. Due to this feature, it is possible to receive a nominal bonus in a poor year only because the individual has a bank upon which to draw. It is also possible to completely exhaust the bank or create a negative bank. In the case of a negative bank, bonuses tied to EVA would not be paid until the bank is once again positive. However, the Board may in its discretion reset negative bank balances to zero in order to preserve an incentive for continuous effort in future years. In January 2001and 2002 negative bank balances were reset to zero.

     The change to EVA was made to more closely align executive compensation to continuous improvements in corporate performance and increases in shareholder value. In this regard, the Compensation Committee endorses the following guidelines for compensation decisions:

     o Provide a competitive total compensation package that enables the Company to attract and retain key executive talent.

     o Align all pay programs with the Company's annual and long-term strategies and objectives.

     o Provide variable compensation incentives directly linked to the performance of the Company and improvement in shareholder return.

     Under the EVA bonus program, the bonuses of the officers are based on a minimum 50% on year-over-year improvement in Company EVA and remaining 50% or less on MBO goals approved by the Compensation Committee. Earned MBO bonuses are paid out in full each year.

     As part of the Company's compensation program, the Compensation Committee, from time to time, grants stock options to the Company's executive officers and other key employees. This feature further strengthens the link between continuous Company improvement and long-term compensation. These grants generally include proportional vesting over multi-year periods at increasing exercise prices. The grants also require a holding period before they may be exercised.

Chief Executive Compensation.
-----------------------------

     The executive compensation policy described above is applied in setting the compensation of our Chief Executive Officer, Lawrence I. Sills. Mr. Sills generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The Compensation Committee's general approach in establishing Mr. Sills' compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon certain performance criteria and targets established in the Company's strategic plan.

     Mr. Sill's compensation for the fiscal year ended December 31, 2002, included $353,000 in base salary, and bonus compensation of $364,850. Mr. Sills' compensation for 2002 was based on, among other factors, the Company's performance and the 2001 compensation of chief executives of comparable companies, although his compensation was not linked to any particular group of these companies. Mr. Sills did not receive grants of stock options to purchase shares of common stock in 2002. The Company may make grants of stock options to Mr. Sills in the future.

                                                         Submitted by:
                                                         Robert M. Gerrity
                                                         John L. Kelsey
                                                         Kenneth A. Lehman
                                                         Frederick D. Sturdivant
                                                         William H. Turner

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members of the Board's Compensation Committee during 2002 were independent directors, and none of them were employees or former employees of the Company. During 2002, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company's Compensation Committee or Board of Directors.

                          Five Year Performance Graph
                Comparison of Five Year Cumulative Total Return*

          [STANDARD MOTOR PRODUCTS GRAPH OMITTED PLOTTED POINTS BELOW]

        SMP     S&P     PEER
                500    GROUP (1)
--------------------------------
1997    100     100     100
1998    108     129     100
1999     74     155      69
2000     37     141      33
2001     67     125      60
2002     65      97      67




       Standard Motor Products, Inc., S&P 500 Index and a Peer Group (1)

Assumes $100 invested on December 31, 1997 in Standard Motor Products, Inc. common stock, S&P 500 Index and a Peer Group (1).

* Total Return assumes reinvestment of dividends.

(1) The Peer Group companies consist of Dana Corp., Arvin Industries, Inc. and R&B, Inc. In prior years, Federal-Mogul Corp. was part of the Peer Group. Federal-Mogul Corp. is in bankruptcy and as a result is no longer in the Peer Group.

Information as to Voting Securities
The close of business on April 11, 2003 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and vote at, the Annual Meeting of Shareholders of the Company to be held on May 22, 2003. Holders of shares of common stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on the record date. On that date 12,558,009 shares of common stock were outstanding and entitled to vote. Voting and Revocation of Proxies The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. In the absence of specific instructions, proxies so received will be voted for the election of the named nominees to the Company's Board of Directors. Proxies are revocable at any time before they are exercised by sending in a subsequent proxy (with the same or other instructions), by appearing at the Annual Meeting and voting in person or by notifying the Company that it is revoked.

Votes Required
Nominees receiving a plurality of the votes cast will be elected as directors. Only those votes cast for or against a proposal are used in determining the results of a vote. Abstentions are counted for quorum purposes only. Broker non-votes have the same effect as abstentions.

Method and Expense of Proxy Solicitation
The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost. The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the name of nominees, their expenses for sending proxy material to beneficial owners for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

Independent Auditors
     The Board of Directors of the Company will appoint KPMG LLP to audit the accounts of the Company for the fiscal year ending December 31, 2003. Management does not believe it is necessary for shareholders to ratify this appointment due to the satisfactory services of KPMG LLP, in the prior year. There is no requirement under Federal or New York law that the appointment of independent auditors be approved by shareholders

It is expected that representatives of KPMG LLP will be present at the Annual Meeting of Shareholders with an opportunity to make a statement if they so desire and to respond to questions.

Shareholder Proposals for the 2004 Annual Meeting
     To be considered for inclusion in next year's proxy Statement pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, shareholder proposals must be received at the Company's offices no later than the close of business on December 24, 2003. Proposals should be addressed to Sanford Kay, Secretary, Standard Motor Products, Inc., Northern Boulevard, Long Island City, New York 11101.
     For any shareholder proposal that is not submitted for inclusion in the next year's Proxy Statement, but is instead sought to be presented directly at the 2004 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before close of business on March 8, 2004, and advises shareholders in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (2) does not receive notice of the proposal prior to the close of business on March 8, 2004. Notice of intention to present proposals at the 2004 Annual Meeting should be addressed to Sanford Kay, Secretary, Standard Motor Products, Inc., 37-18 Northern Boulevard, Long Island City, New York 11101.
     The Company's 2002 Annual Report has been mailed to shareholders. A copy of the Company's Annual Report on Form 10-K will be furnished to any shareholder who requests the same free of charge (except for Exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged.)

 Other Matters
     On the date this Proxy Statement went to press, management knew of no other business that will be presented for action at the Annaul Meeting. In the event that any other business should come before the Annual Meeting, it is the intention of the proxyholders named in the proxy card to take such action as shall be in accordance with their best judgment.

                                              By Order of the Board of Directors
                                              Sanford Kay

                                              Dated: April 22, 2003

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is composed of five Directors, who are "independent" as defined under the listing standards of the New York Stock Exchange, met five times in 2002, and operates under a written charter adopted by the Board of Directors (Appendix A). Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.
     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standard's Board.
     The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.
     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.


                                                     Audit Committee:
                                                     William H. Turner, Chairman
                                                     Robert M. Gerrity
                                                     John L. Kelsey
                                                     Kenneth A. Lehman
                                                     Frederick D. Sturdivant

AUDIT AND NON-AUDIT FEES
     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP. Audit fees, including fees paid in 2003 $831,000 for services performed in 2002 and excluding audit related fees

     All other fees
           Audit related (1)                       372,000
           Other non-audit  services (2)           194,000
     Total all other fees                          566,000
     Total                                      $1,397,000

     (1) Audit related fees consisted principally of audits of financial statements of certain employee benefit plans, audits of certain foreign entities, due diligence related to the proposed Dana acquisition and issuance of consents.

     (2)  Other non-audit fees consisted principally of tax compliance.

                                   Appendix A

                         STANDARD MOTOR PRODUCTS, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                     June 20, 2000   Adopted by the Board
                     March 3, 2003   Audit Committee Amendment


I. AUDIT COMMITTEE
------------------

There shall be an Audit Committee of the Board of Directors, composed of at least three Directors, appointed annually by the Board of Directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

II. AUDIT COMMITTEE PURPOSE
---------------------------

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company. Each member is independent according to the specified criteria of the Securities and Exchange Commision's standards relating to listed company audit committees. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be a financial expert subject to the SEC's definition of a "financial expert." The Audit Committee's primary duties are to:
1. Review the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.
2. Review the independence and performance of the Company's independent auditors and internal auditing department.
3. Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.
4. Prepare the report of the Audit Committee that the SEC Rules require to be included in the Company's Annual Proxy statement.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

III. AUDIT COMMITTEE RESPONSIBILITIES
-------------------------------------

The Audit Committee's primary duties and responsibilities are to:

1. Review the annual audited financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards (SAS) No. 61.

2 Review the financial information contained in the Quarterly Reports on Form 10-Q prior to its filing or prior to the release of earnings.

3. Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and where appropriate, replace the independent auditors.

4. Review the independent auditors audit plan and approve the fees and other significant compensation to be paid to the independent auditors.

5. Review the independent auditors' Management Letter recommendations concerning internal controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

6. Review the resources, the internal audit charter, risk assessment and the scope of work of the internal audit department.

7. Review the quarterly summary reports to Management prepared by the internal audit department.

8. The Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting or auditing matters.

9. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (added by the Private Securities Litigation Reform Act of 1995) has not been implicated.

10. Obtain reports from Management, the Company's senior internal audit executive and the independent auditor that the Company's subsidiary/ foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct. 11. Review and update the Audit Committee Charter periodically, at least annually, as conditions dictate. The Charter shall be submitted to the Board of Directors for approval and published at least every three years in accordance with SEC regulations. 12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.


IV. MEETINGS
------------

The Audit Committee shall meet as and when deemed appropriate by the Chair of the Committee, however, not less than three times annually. Three members of the Committee shall constitute a quorum for the transaction of business.

V. REPORTING OF COMMITTEE ACTIVITIES AND RECOMMENDATIONS
--------------------------------------------------------

The Audit Committee will maintain minutes and other relevant records of its meetings that will document its activities and recommendations. The General Auditor who shall act as Secretary to the Committee will compile said documentation.

PLEASE MARK VOTES
AS IN THIS EXAMPLE
ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 2003
The undersigned shareholder of STANDARD MOTOR PRODUCTS, INC. (the OCompanyO) hereby appoints LAWRENCE I. SILLS and JOHN P. GETHIN, as Proxies, each with the power to appoint his substitute, and hereby autho-rizes them to represent and vote as designated on this Proxy, all of the shares of the Company's Common Stock held of record by the undersigned on April 11, 2003 at the annual meeting of the shareholders of the Company to be held on May 22, 2003, or at any adjournment thereof.
COMMON
X
Detach above card, sign, date and mail in postage paid envelope provided.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administra-tor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
STANDARD MOTOR PRODUCTS, INC.
STANDARD MOTOR PRODUCTS, INC.
REVOCABLE PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
o
o
Date
Shareholder sign above Co-holder (if any) sign above
Please be sure to sign and date
this Proxy in the box below.
1. Election of Directors
Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis,
Robert M. Gerrity, John L. Kelsey, Kenneth A. Lehman,
Arthur S. Sills, Lawrence I. Sills, Peter J. Sills,
Frederick D. Sturdivant and William H. Turner
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark OFor All ExceptO and write the name of such nom-inee( s) in the space provided below.
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUC-TIONS
ARE SPECIFIED, THIS PROXY WILL BE VOTED OFORO ALL OF
THE NOMINEES NAMED ABOVE. AT THE PRESENT TIME, THE
BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
PRESENTED AT THE ANNUAL MEETING.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION
WITH
THE PROXY IN THE ENVELOPE PROVIDED.

----------------------------------------------------
----------------------------------------------------
----------------------------------------------------
For Withhold
Election Vote
of All For All For All
Nominees Nominees Except

PLEASE MARK VOTES
AS IN THIS EXAMPLE
ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 2003

The undersigned shareholder of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoints LAWRENCE I. SILLS and JOHN P. GETHIN, as Proxies, each with the power to appoint his substitute, and hereby autho-rizes them to represent and vote as designated on this Proxy, all of the shares of the Company's Common Stock held of record by the undersigned on April 11, 2003 at the annual meeting of the shareholders of the Company to be held on May 22, 2003, or at any adjournment thereof.
ESOP
X
Detach above card, sign, date and mail in postage paid envelope provided.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administra-tor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY STANDARD MOTOR PRODUCTS, INC. STANDARD MOTOR PRODUCTS, INC. REVOCABLE PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. o o Date Shareholder sign above Co-holder (if any) sign above Please be sure to sign and date this Proxy in the box below.
1. Election of Directors
 Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis,
Robert M. Gerrity, John L. Kelsey, Kenneth A. Lehman,
Arthur S. Sills, Lawrence I. Sills, Peter J. Sills,
Frederick D. Sturdivant and William H. Turner
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name of such nom-inee( s) in the space provided below.
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUC-TIONS
ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF
THE NOMINEES NAMED ABOVE. AT THE PRESENT TIME, THE
BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
PRESENTED AT THE ANNUAL MEETING.
For Withhold
Election Vote
of All For All For All
Nominees Nominees Except

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

----------------------------------------------------
----------------------------------------------------
----------------------------------------------------